Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

KWF Group Holding Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares	(1)	457(o)	3,750,000	$4.00	$15,000,000.00	0.0001381	$2,071.50
Fees to be Paid	Equity	Ordinary Shares	(2)	457(o)	562,500	$4.00	$2,250,000.00	0.0001381	$310.73

Total Offering Amounts:							$17,250,000.00		2,382.23
Total Fees Previously Paid:
Total Fee Offsets:									1,408.52
Net Fee Due:									$973.71

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Offering Note(s)

(1)	The registration fee for securities is based on an estimate of the offering price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)	The registration fee for securities is based on an estimate of the offering price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

Reflects the additional shares that the underwriter has the option to purchase to cover over-allotments, if any.

The Registrant’s Registration Statement on Form F-1 (Registration No. 333-289240) was initially filed on August 5, 2025 and became effective on November 5, 2025 in accordance with the provisionsof section 8(a) of the Securities Act of 1933. There were no sales of the Registrant’s securities under such Registration Statement.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	KWF Group Holding Ltd	(1)	F-1	333-289240	08/05/2025		$1,408.52	Equity	Ordinary Shares		$9,200,000.00	$
Fee Offset Sources	KWF Group Holding Ltd		F-1	333-289240		08/05/2025							1,408.52

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-289240) was initially filed on August 5, 2025 and became effective on November 5, 2025 in accordance with the provisions of section 8(a) of the Securities Act of 1933. There were no sales of the Registrant’s securities under such Registration Statement.